A three year Agreement made and entered into this 25th day of June, 1995 by and between EXETER & HAMPTON ELECTRIC COMPANY, a New Hampshire corporation hereinafter referred to as the "Company," and LOCAL UNION
NO. 1837, Unit #1 of the INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, and the EMPLOYEES OF THE COMPANY who have designated Local Union No. 1837, Unit #1, of the International Brotherhood of Electrical Workers to act for them as their collective bargaining agent, all hereinafter referred to as the "Union,"

	WHEREAS, the Union represents a majority of the employees of the Company in the Line Department (including lineworkers, utility plant inspector, stock and plant clerks),

Meter Department and meter readers and has been designated by said majority to be the exclusive representative of all employees of the said departments for the purpose of collective bargaining in respect to rates of pay, wages, hours of work, and other conditions of employment and,

	WHEREAS, both the Company and the Union desire to promote harmony and efficiency in the working forces so that the employees and the Company may obtain mutual economic advantage consistent with the duty of the Company, as a public utility, at all times to provide an adequate and uninterrupted supply of electric service in the territory and communities which it serves,

	NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is agreed as follows:



                       ARTICLE I:  RECOGNITION OF UNION

	The Company recognizes the Union to be the exclusive representative of all the employees in the Line, Plant Records and Inspection, Meter, and Stores Departments holding the positions set forth on the attached "Schedule Of Wages," for the purposes of collective bargaining.


ARTICLE II

A.	Union Security

1.All employees who are at present members of the Union or may hereafter become members of the Union shall remain members in good standing in the Union during the term of this Agreement as a condition of their employment by the Company. New employees covered by the Agreement shall be required to apply for membership in the Union at the end of ninety (90) days of continuous employment and remain members in good standing in the Union as a condition of their continued employment during the term of the Agreement and the Union agrees to accept such new employees into membership in the Union in accordance with its By-Laws. The term "member in good standing" is understood to be a Union member whose dues are paid in accordance with the By-Laws and Constitution of the Union.

2.The Company shall not use outside contractors to perform work regularly done by its regular employees if so doing would result in any regular employee being discharged, laid off, or transferred to another job.


B.	No Discrimination

The Company and the Union agree that the operation or application of various provisions of the Agreement shall in no way serve to discriminate against any individual with respect to compensation, terms, conditions, or privileges of employment or otherwise affecting status as an employee because of such individual's age, race, color, creed, sex or national origin.


C.	Safety

1.The Company will continue to make reasonable regulations for the safety and health of its employees during their hours of employment. The Company's Safety Program shall provide for the involvement of the Union in its various aspects, including courses of action to avoid personal injury and damage to equipment, the proper use of materials, review of safety instructions, accidents, first aid measures, and to provide input through the Company Safety Committees for modification and/or adoption of safety instructions.

2.Whenever an Accident Investigation Report is made, as to an accident in which an employee represented by the Union is involved, the employee and the Chief Steward will receive a copy of the Investigation Report.


D.	Payroll Deductions for Union Dues

The Company agrees to make weekly payroll deductions for Union dues upon written authorization of employees who are Union members with their signatures properly witnessed and to forward monthly the amounts so deducted to the Union.



ARTICLE III:  WAGES AND HOURS

A.	Wages

1.The hereto attached Schedule of Wages shall be effective during the life of this Agreement.

2.The Company may hire new employees in any job classification at any rate of pay down to 15% below the straight-time hourly rate for such job classification as shown on the attached Schedule of Wages; provided, however, that if retained in service, the employee must be increased to the straight time hourly rate of pay for the job classification within six (6) months of the date of hire or at such earlier date that the employee becomes fully qualified to perform the duties of the job classification.

3.An employee promoted to another job classification will be paid during the first six (6) months in the new job classification at an hourly rate which is the average of the rates shown on the attached Schedule of Wages for the employee's prior job classification and the new job classification.

4.The hourly rate for the Lead Lineworker job classification is set by adding one ($1.00) dollar to the Lineworker-First Class hourly rate.

5.The hourly rate for Lineworkers when performing 34.5 kV rubber gloving is set by adding one dollar ($1.00) per hour to the similar lineworker's wage. If assigned this higher wage rate for two (2) hours or more, the employee shall receive this rate for the normal eight (8) hours of the day.

6.The hourly rate for Utility Lineworkers and Lineworkers temporarily filling the position is set by adding forty ($.40) cents per hour to the similar Lineworker's hourly rate.

7.The hourly rate for Utility Clerks or Assistant Utility Clerks is set by adding forty ($.40) cents per hour to the similar clerks rate.

8.The hourly rate for Lead Meter Mechanic job classification is set by adding one ($1.00) dollar to the Meter Mechanic Class I hourly rate.



B.	Working Hours

1.The normal work week shall be forty (40) hours, and the normal work day shall be eight (8) hours, 7 AM to 3:30 PM, Monday through Friday, with one-half hour out for lunch, the normal lunch period being from 12 noon to 12:30 PM. These hours do not apply to the Utility Lineworker or to the Utility Clerk except during training periods. Employees working off the road while constructing, maintaining, or patrolling transmission lines may, by mutual agreement, take a 20 minute lunch break and will be paid overtime for the normal 30 minute lunch period at the appropriate rate.

2.Utility Lineworkers shall rotate shifts equally on a monthly cycle.
  Other shift rotations may be agreed to by management, provided the cycles are of equal duration.

   a.The normal work week of the Utility Lineworker on Shift A shall be forty (40) hours and the normal work day shall be eight (8) hours on Tuesday, Wednesday, Thursday, and Friday from 7:00 AM to 3:30 PM with one-half hour for lunch from 12:00 noon to 12:30 PM and, on Saturday the normal work day shall be from 7:30 AM to 3:30 PM.

   b.The normal work week of the Utility Lineworker on Shift B shall be forty (40) hours and the normal work day shall be eight (8) hours on Tuesday, Wednesday, Thursday, Friday, and Saturday from 3:00 PM to 11:00 PM.

3.The normal work week of the Utility Clerk shall be forty (40) hours and the normal work day shall be eight (8) hours on Monday through Friday, from 2:00 PM to 10:00 PM. The normal work week of the Assistant Utility Clerk shall be the regular 7:00 AM to 3:30 PM work day, Monday through Friday.



C.	Standby Clause

One qualified lineworker will be assigned to standby duty each week during the year. Standby duty consists of a qualified lineworker remaining within reach of a telephone or pager so that an employee on standby duty may be notified to report for work in cases of emergency outside of regularly scheduled working hours. Standby duty does not require any interruption of employee's normal life except to the extent of making arrangements so that the employee can be reached by telephone or pager within a reasonable driving time from the place the employee normally reports for work.

1.Standby duty shall be for the hours beginning at 3:30 PM Friday extending through the following Friday and ending at 7:00 AM Monday. Employees assigned to standby duty shall be paid fourteen (14) hours straight-time pay, plus three (3) hours straight-time pay for a week in which a holiday falls and the Lineworker is on standby the full twenty-four (24) hours of that holiday. The hours beginning 7:00 AM Friday and ending
  11:00 PM Saturday will be excluded from the second Lineworkers standby.

D.	Overtime

1.Double time shall be paid for all hours worked on Sunday and holidays and time and one-half paid for all other hours worked outside of the normal work day or week.

2.When called out from their homes at time other than regular working hours employees shall receive an amount not less than that equal to four (4) hours straight-time pay when called out before midnight, and an amount not less than that equal to six (6) hours straight-time pay when called out after midnight. However, these call out minimums shall not apply when the hours worked are concurrent or connects with the employees beginning or end of their normal working hours.
  Time will begin immediately upon traveling to report to work and end upon returning home or their first stop upon being released from work not to exceed thirty (30) minutes each way unless such time is continuous with the regular work day or employee takes meal time while in route. Employees are expected to be fair and reasonable when charging for travel time.

3.When practicable, overtime work will be distributed equally among all employees of the department concerned. All overtime shall be included for the purposes of tracking employee unscheduled and scheduled overtime work. The Company shall not, however, be required to schedule overtime or to modify overtime schedules to accommodate employees whose normal work week is other than 7:00 AM to 3:30 PM, Monday through Friday.

4.Employees assigned to work on planned weekend overtime will be notified as to the hours to be worked on the immediately preceding Friday by 3:30 PM, but only after being alerted on the immediately preceding Thursday of the anticipated Saturday work. The above mentioned Saturday planned weekend overtime relates to normal Company work and not customer related requests or other unforeseen circumstances.
  In the event of inclement weather, employees shall be dismissed immediately and if this dismissal occurs before or at the first half hour of work, employees shall be paid four (4) hours at straight time pay. If dismissal due to weather should take place after the first half hour of work the employees shall receive the greater of, four hours at straight pay or time and one half for hours worked.

5.The Company reserves the right to limit and assign the number of employees to any planned and scheduled overtime provided the current overtime list is followed.

6.If a holiday falls on one (1) of the first five (5) days that an employee is regularly scheduled to work during a payroll week, in addition to holiday pay he will receive double time for each hour worked.

7.If an employee is required to work sixteen (16) or more consecutive hours, a period of eight (8) hours off will be allowed before returning to work unless an emergency arises which makes it necessary for the Company to call the employee back to work before the expiration of the eight-hour (8) period. Employees working over sixteen (16) consecutive hours will be paid double time for the consecutive hours worked beyond sixteen (16). Any part of the eight-hour (8) period which extends into the employee's normal work schedule will be paid for at normal straight-time rates.
 	Time allowed off for meals will not prevent the hours worked from being considered as consecutive. If an employee is called and reports for work within two (2) hours of the time the employee went off duty or in the case where prior consecutive hours worked were sixteen (16) or greater, within eight (8) hours of the time of going off-duty, the time off will not prevent the hours worked thereafter from being considered as consecutive with the previous hours worked.

8.Unless an emergency arises, an employee who is required to work during unscheduled hours between midnight and the beginning of the normal work schedule, the employee will be entitled to a minimum aggregate of seven (7) hours of rest time between midnight and the beginning of the normal work schedule. If such rest time extends into the employee's normal workday, no reduction in pay will be made for the hours overlapping the normal workday. Rest time extending into the normal work schedule and having a duration of three (3) hours or less may be taken at the end of, rather than the beginning of, the normal work day, provided 50% of time worked occurred after 3:30 AM. If more than 50% of time worked occurred before 3:30 AM, rest time must be taken at the beginning of the workday. For the purposes of this overtime section, unscheduled is defined as unanticipated call outs from an employees home, otherwise, overtime is considered planned and scheduled.



E.	Holidays

1.Unless assigned to work, employees shall not be required to work on holidays set forth herein when such days come, or are celebrated, in their scheduled work week, and if not assigned to work, shall be paid for each such day an amount equal to eight (8) hours straight-time. Holidays shall be considered to be the following days: New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, and Christmas Day.

2.Two (2) additional days each year will be designated as "Floating
  Holidays", one of which shall be taken between January 1 and June 30, subject to the same provisions of this Agreement as any other designated holiday. The date of the floating holidays for each individual employee may be taken upon such day as the employee may elect upon a minimum of two (2) weeks notice in writing provided that, in the judgment of the Company, the absence on such day will not impair the Company's operation and further provided that the floating holidays will not be granted during the employee's scheduled vacation.

3.If a holiday falls on a day on which an employee is not regularly scheduled to work and the employee does not work on such a holiday, the employee shall receive holiday pay (an amount equal to eight [8] hours straight-time pay) or at the discretion of the Company, a day off in lieu of such holiday pay; provided, however, that the Company shall have no obligation to grant a particular day off if the granting of such day off would require the Company to pay a premium rate of pay to another employee to fill in for the employee taking the day off.


F.	Friday After Thanksgiving

The Friday after Thanksgiving will be a day off with pay (an amount equal to eight [8] hours straight-time pay) and will be treated as a Saturday for all other provisions of the Agreement.


G.	Vacations

Vacation is an accrued time off from work with pay benefit. Individual vacation time is accrued within the same calendar year that the vacation is taken and accrues only during the full-pay periods. The rate of accrual is based upon length of employment. Vacation time can only be converted into dollars when an employee terminates or retires and has not taken accrued vacation time. Vacation pay will be equal to the amount the employee would have received if regular hours had been worked during the same time period (does not include overtime).

		Vacation time: (Subject to the provisions above)

		         A new employee hired prior to June 1, upon completion of six (6)
           months of employment, is entitled to one (1) week of vacation within the calendar year hired.
           An employee who is expected to complete one (1) full year of employment by December 31 of any calendar year will be entitled to two (2) weeks of vacation during the calendar year until the fifth (5th) year of employment.
           An employee who is expected to complete at least five (5) years of employment by December 31 of any calendar year will be entitled to three (3) weeks of vacation during the calendar year until the tenth (10th) year of employment.
           An employee who is expected to complete at least ten (10) years of employment by December 31 of any calendar year will be entitled to four (4) weeks of vacation during the calendar
           year until the eighteenth (18th) year of employment.
           An employee who is expected to complete at least eighteen (18)
           years of employment by December 31 of any calendar year will be entitled to five (5) weeks of vacation during the calendar year.

           An employee who terminates is entitled only to that percentage of vacation that is equivalent to the percentage of the calendar year in which the person was an employee and receiving full pay.

	Employees retiring from active employment under a Company retirement plan during any calendar year shall be entitled to receive the same vacation benefit as that which would have been allowed if active employment had continued for the full calendar year in which retirement takes place.

	Vacation time has to be scheduled in advance with the employee's immediate supervisor. Because of scheduling difficulties and work load requirements, the Company reserves the right to schedule any vacation time in excess of two (2) weeks.

	In the event an employee is unable to take earned vacation because of sickness, injury (work or non-work related), or Company work requirements, such earned unused vacation shall be carried over into the next calendar year. Except for those situations, vacation time cannot be carried over into the following year.

	In the event that an employee suffers a serious illness or injury (verified by a physician) during their scheduled vacation and notifies their supervisor of such as soon as possible, that portion of vacation period during which the employee is incapacitated may be rescheduled at the option of the Company to another time during the same calendar year. Vacation will continue to accrue during jury duty and two-week (2) military reserve duty.



H.	Classification Changes

1.	Reclassification

   a.	When an employee is temporarily assigned to a higher wage
      classification for a period of two (2) hours, or more, the employee shall receive the rate for such classification under Schedule of Wages attached.

   b.	When a line crew composed of two or more employees is performing work during other than normal working hours which requires employee supervision at the work site, the senior qualified employee on the crew shall be the employee in charge of the other employee or employees unless otherwise designated and shall receive the premium as set forth in the temporary foreman mutual working agreement.

2.	Retrogression Pay

   a.	If a regular full-time employee becomes partially incapacitated by reason of age or disability (provided that such disability [1] did not arise during the course of or as a result of employment by an employer other than the Company who is subject to Worker's Compensation statutes, or [2] did not arise during the course of or as a result of the employee's activity as an independent contractor on a regular basis, or [3] was not deliberately caused by or contributed to by the voluntary act of the employee) and thus is unable to perform fully the duties of the job classification, the Company will endeavor to give other work by placing the employee in the highest classification in which the employee is able to perform the work assigned and in which there is an available opening. The employee shall be given a reasonable opportunity for training to fill an available job which carries a rate of pay more nearly equal to the original rate, and if the employee becomes qualified for such available job, shall be placed in the classification.
      An assignment made under this Article shall continue until the employee's normal retirement date, provided that the employee remains qualified to perform the duties required of the job classification.
      During the period of assignment under this Article, employees shall be paid at the maximum rate for the classifications to which they are assigned, except those employees who have completed ten (10) or more years of continuous service at the time of assignment shall be paid not less than the percentage of their former rates indicated below, such percentage to remain the same for the balance of each employee's active employment. When rates of pay are adjusted by a general wage adjustment, employees so classified will receive an adjustment in pay in the amount by which the employee's retrogressed classification is adjusted.

   b.	Subject to the restrictions imposed by this Article relating to the availability of a job opening and the ability of the employee to perform the job, an employee suffering an occupational disability resulting from sickness or injury contracted in the course of Company employment, shall have the option of receiving a rate determined in accordance with the following table or such compensation as may be determined by the operation of the applicable Worker's Compensation law.

               		Years of Service at
                	Time of Assignment    	Percentages

                     			25 or more     	    100%

                        20 - 24              95%

                        15 - 19              85%

                        10 - 14              75%

   c.	The provisions of the foregoing Article shall not impair the right of the Company to require an employee to retire under the Company's Pension Plan.

3.	Termination Pay

   a.	If an employee's employment with the Company is terminated due to a reduction in work force resulting from automation or the closing of an operation, the employee shall, unless retired with pension benefits under the Pension Plan, be entitled to receive one-week's (1) pay for each six (6) months (calculated to the nearest six-month (6) period) of service with the Company; provided, however, that an employee receiving termination pay shall not be entitled to be rehired under the provisions of ARTICLE VII of this contract. The employee may have the option to take termination pay for up to one (1) full year.



I.	Temporary Assignments Outside the Company's Service Area

Work assignments with utilities outside the Company's service area are voluntary except when the utility is an affiliate of UNITIL Corporation.
If adequate volunteers cannot be obtained for work assignments at UNITIL affiliates, personnel will be assigned.
Employees will be paid for travel time, and transportation will be provided if requested. The rate of pay shall be in accordance with this agreement or the prevailing wage where they are assigned, which ever is higher.
If an employee works outside the service area and is required to stay overnight, out-of-town pay will be paid. The employee will be paid the same as when working within the service area except that straight time rates will be paid for rest time.
This provision does not apply to assignments classed as nonworking (examples: training, schools, meetings, etc.).



J.	Working Conditions

1.	Except when heat, cold, rain, snow, humidity, or other severe weather conditions make such work unsafe, or as defined in "a" or "b" below, employees are expected to perform outdoor work during inclement weather.
As the severity of inclement weather varies and whether or not work can begin or continue depends, on part, upon the job involved. The manager, or a representative designated by the manager, will determine if weather conditions are such that it warrants cessation of work, consistent with safety. The Employer's representative on the job site will be instructed as to what constitutes inclement weather. Employees shall not lose any regular pay because of failure to work outdoors due to inclement weather, except in cases of disciplinary reasons.

a.	Except in cases of necessity, emergency, or as set forth herein,
   Lineworkers shall not be required to do outdoor line work, which exposes them to inclement weather. For the purpose of this section, inclement weather will include extreme cold which shall be considered 12 degrees Fahrenheit or minus 10 degrees Fahrenheit wind-chill which will be determined by the thermometer at the Company's Drinkwater Road facility.

   i. Maintenance and replacement of street/flood lights (excluding new installations) shall be performed during all inclement weather conditions except when the conditions are such that it would be unsafe to perform the work.

   ii.  Light precipitation assignments shall include the following

        1) Maintenance and replacement of street/flood light fixtures and/or accessories (excluding new installations).

   iii. Fog and mist assignments shall include, but not limited to the following

        1) Maintenance, replacements and installation of street/flood light fixtures and/or accessories.

        2) Substation work on de-energized or isolated equipment, excluding climbing steel.

        3) Permanent connections

        4) Motorized patrols.

        5) Dead line work.

        6)  Material handling, stocking, delivery, loading, and unloading.

   iv.	Lineworkers will not be required to work on energized primaries or secondaries, during wet weather, except in emergencies or necessities and while maintaining, or repairing street/flood lights.

    v. When the temperature reaches 90 degree Fahrenheit, normal line work requiring the use of rubber gloves and/or sleeves will cease.

b.	Meter Readers/Meter Workers/Meter Mechanics will not be required to read meters during heavy snow or sleet or in any severe weather conditions which would be considered detrimental to the safety of the employees. In making this determination, the supervisor along with the employee will consider factors which include driving/road conditions, walking conditions, location of routes to be read, a review of local weather conditions and forecasts and any relevant source of information. The supervisor will be responsible for making the final decision.

K.	Tools and Equipment

   1.The Company shall provide lineworker's equipment, consisting of climbing spurs, pads and straps, body belts and safety straps, pliers, connectors, skinning knives, leather gloves, adjustable wrenches, rules and screwdrivers, and replacements and renewals of them. All lineworker's equipment shall be and remain the property of the Company. When renewals or replacements are requested, the old equipment must be turned in or its loss satisfactorily explained. All lineworker's equipment shall be left on the property of the Company when not in use.

  2.The Company shall provide all reasonably necessary tools for meter department employees.

  3.The Company shall provide protective clothing for employees engaged in painting equipment.

L.	Supervisors Working

Full time supervisors above the rank of Working Foreperson will not customarily perform the same work which is performed by the employees whom they supervise, provided, however, that supervisors may perform such work for the purpose of instruction, training, and in cases of emergency. Emergencies, for the purpose of this section, shall be defined as including the following two descriptions: (1) customer outages or (2) an unexpected occurence or set of circumstances demanding immediate action which threatens life, limb, property or the continuity of service.



M.	Rubber Gloving

As of June 25, 1995, the Company may adopt the practice of rubber gloving voltages up to and including 34.5 kV in line work. Any employee classified as Lineworker I, II, or III as of June 25, 1995, shall not be required to rubber glove voltages in excess of 15 kV. To the extent the Company requires rubber gloving of voltages between 15 kV and 34.5 kV, the work shall be carried out by volunteers within the Company who have achieved Lineworker I status or by a Lineworker I who is hired after June 25, 1995.

Lineworkers who were employees of the Company as of June 25, 1995, who volunteer for the 34.5 kV rubber gloving program shall have the option of leaving the program within one year from the day they volunteer, after the program goes online. The Company, upon receipt of written notice that employee's intent to leave the 34.5kV rubber gloving program, will immediately remove them from the program. It has been further agreed that the Company will confer with the Union with respect to appropriate safety rules for rubber gloving voltages up to and including 34.5 kV in line work.



ARTICLE IV:  CREDIT UNION & 401(k) PLAN

A.	Credit Union

Company agrees to make payroll deductions for payments to one duly-established Credit Union upon written authorization by regular employees and to forward the amounts so deducted to the Credit Union in accordance with such authority.



B.	401(k) Plan

Unit #1 members may participate in the Company's 401(k) Plan. The Company agrees to make payroll deductions for payments to the duly-established
401(k) Plan upon written authorization by regular employees and to forward the amounts so deducted to the 401(k) Plan in accordance with such authority.



 ARTICLE V:  PENSIONS

	During the effective period of this Agreement, the Company will pay retirement benefits in accordance with Statement of Retirement Plan dated June 25th, 1995, attached hereto.



ARTICLE VI:  GROUP INSURANCE

	During the effective period of this Agreement, the Company will maintain Group Insurance as follows: Life, Accidental Death and Dismemberment, and Comprehensive Medical and Dental Plan in accordance with terms of statement dated June 25th, 1995, attached hereto. In the event that there shall be enacted after June 25th, 1995, state or federal legislation in addition to that now enacted which provides benefits in the field of health, medical, hospitalization and nursing care, the parties agree at the request of either one to confer to consider revising the benefits provided under this Agreement in said field in order to prevent duplication or overlapping.



ARTICLE VII: PROMOTIONS, DEMOTIONS, AND FURLOUGHS



A.	Promotions & Demotions

Selection of regular employees for promotion within the bargaining unit, for demotion or furloughing because of a reduction in forces, shall be based upon qualifications and seniority. If the employee is qualified for the job in cases of promotion and demotion, seniority shall govern. In cases of furloughing, seniority shall govern. The Union and the Company recognize that it may be necessary to make exceptions in the application of the foregoing seniority provisions by mutual agreement in order to insure efficient operation of the Company's business. The determination by the Company as to qualifications for promotions to foremen and supervisors shall not be subject to arbitration under Article X. For the purposes of promotions to certain positions having defined progression steps, employees shall be required to successfully complete a training program prior to being promoted to higher classifications. Successful completion shall be determined by passing written tests and the ability to demonstrate proper working techniques and practices.



B.	Furloughs

If and when there is an addition in forces in any department covered by this Agreement, employees who have been furloughed from such department shall be given preference over other persons, and employees who have been furloughed from any other department covered by this Agreement shall be given preference over persons not formerly in the employ of the Company, if in either case they are qualified in this Article.


C.	New Positions

1. When a vacancy or the creation of a new position necessitates promotion of any employee, or hiring a new employee, the Company shall post notices at locations accessible to the employees, such notices to remain posted for one week, within which time employees may apply in writing to the supervisor or official of the Company designated in the notice. The notices shall set forth the classification of the position to be filled, an outline of the duties, the hours and days of work, and wage rate, the date on which the notice is posted and the last day for filing applications. Applicants who have special qualifications may describe such qualifications briefly in their applications.

2.	The Company may assign anyone to fill a vacancy or new position temporarily pending the posting of notices and the consideration of applications.

3. The Company may also assign anyone to perform temporary work or to replace an absent employee without regard to the foregoing provisions of this Article.

4.	When an employee is promoted or transferred to another position but fails to qualify within six (6) months, the employee shall be reassigned to the class from which the employee was promoted or transferred. If the Company determines that the employee is qualified to perform the work in the class to which the employee was promoted or transferred, but the employee desires to return to the previous class of work, the Company shall not reassign the employee until there is a vacancy in such previous class.



D.     Leave of Absences

1.	The Company may grant leaves of absence for causes which it, in its discretion, deems justifiable, for periods not in excess of one (1) year. Time spent on leave of absence shall be included in determining length of service for seniority purposes.

2.	Leave of Absence for Union Officials - Time off without pay shall be granted upon the request of the Union to Union officials and/or duly elected delegates to the International Convention for the purpose of attending Conventions of the IBEW or to attend other conferences involving the Local Union, provided that (a) the absence of the employee shall not, in the opinion of the Company, interfere with the Company's operations or cause undue hardships to other employees, and (b) provided that the request for such time off shall be made as far in advance as possible, but in no case less than two (2) weeks in advance, and (c) the current Company's vacation policy and procedure will be used to establish the number of employees within a department that can be off at any one time. Maximum duration per occurrence would be one (1) week.

3. Leave of Absences to Attend Funerals - In the event of the death of a member of the immediate family of an employee, the Company will grant reasonable time off without loss of pay, up to three (3) workdays, for scheduled straight-time workdays falling within the period from the date of the death through the date of the funeral. The immediate family is defined as wife, husband, children, parents, sister, brother, father-in-law, mother-in-law and step-parents. For other members of the family (grandparents, grandchildren, aunts and uncles), one (1) day without loss of pay will be granted if the funeral is held on a scheduled straight-time workday. It is understood that this paragraph applies only when the time off is used for the purpose intended.

4.	Leave of Absences for Birth of Child - For the birth of an employee's child, eight (8) hours within a twenty-four (24) hour period will be allowed off with pay provided time off is not covered by a separate Company policy. If the birth occurs after 3:30 pm Friday or any time on a Saturday, time off would not be allowed.



ARTICLE VIII:  MILITARY SERVICE

1.	The Company will abide by the laws of the United States with respect to the re-employment of those of its employees who have left or will leave their employment with the Company to enter upon service with the armed forces of the United States. When such absence from their duties is compulsory, or results from enlistment in anticipation of compulsory service, the period of absence from their duties with this Company of those re-employed under this Article, within ninety (90) days of discharge provided
   employee does not re-enlist after compulsory military 	requirements have
   terminated or no longer exist, shall be computed as part of their total term of service with the Company in determining their seniority, vacation, sickness disability benefits, termination pay, and the amount of retirement pension. The parties interpret said laws as applying with equal force to all members of said armed forces, including the Merchant
   Marine regardless of the manner by which they may have become members thereof.

2.	The Company agrees to pay to a regular employee, while on National
   Guard or Reserve annual two-week (2) tour of duty, the difference between the pay from National Guard or Reserves and the regular pay while at work for the Company for two (2) weeks of the tour of duty, provided the employee takes only one (1) week of vacation between May 1 and November 1, in addition to the tour of duty.



ARTICLE IX: SUSPENSIONS AND DISCHARGES

	1.Upon written request of the Union made within seven (7) days from the date upon which an employee has been suspended or discharged, the Company shall grant a hearing to the employee involved. Upon receipt of the foregoing request in writing, the Company will inform the Union of the reason for the suspension or discharge. The hearing will be conducted by the department head or superior officer of the Company, and if exonerated, the employee will be reinstated without prejudice and compensated for loss in wages. The hearing shall be conducted in accordance with the method of adjusting grievances as provided in Article X herein.



ARTICLE X: ADJUSTMENT OF DISPUTES OR GRIEVANCES

1.	The Union agrees that it will not authorize a strike or work stoppage and the Company agrees that it will not engage in a lockout, because of disputes over matters relating to this Agreement. The Union further agrees that it will take every reasonable means which are within its powers to induce employees engaged in a strike or work stoppage in violation of this Agreement to return to work. There shall be no responsibility on the part of the Union, its officers, representatives or affiliates, for any strike or other interruption of work unless specifically provided in this paragraph.

2.	Any dispute or grievance arising during the term of this Agreement, relating to the meaning, interpretation, construction or application of this Agreement shall be settled in the following manner:

Step 1.	The grievance shall be submitted, in writing, to the other party within fifteen (15) working days after the occurrence of the facts giving rise to the grievance.

Step 2.	By agreement between the Department Head of the Department in which the grievance arises or the designated representative and Chief Steward of said Local Union No. 1837. Their agreement or failure to agree shall be stated in writing and rendered within fifteen (15) working days of the date the grievance was submitted.

Step 3.	If the grievance is not settled in Step 2, either party may, within thirty (30) working days of the decision rendered in Step 2, appeal in writing for a decision by the President of the Company and the Business Agent of the Union, or representative designated by them. An international representative of IBEW may be present at this step of the grievance procedure only to assist the local union. They shall render their agreement or failure to agree in writing within fifteen (15) working days of the date of the appeal to them.

Step 4. Any grievance not presented in accordance with applicable time limits or other requirements in the steps listed above shall be considered defaulted and settled. The time limits in any of the steps above may be extended by a written mutual agreement of both parties.

Step 5.ARBITRATION: If the Company and the Union are unable to settle a dispute or grievance as above provided, the dispute or grievance may be referred to arbitration by either party as follows: The Union and Company shall agree upon an arbitrator, but if they are unable to agree upon an arbitrator within ten (10) days, the arbitrator shall be appointed by the American Arbitration Association. The decision of the Arbitrator shall be final and conclusively binding upon the parties. The services and expenses of the arbitrator shall be shared equally by the Company and the Union.



3. It is agreed that there shall be no obligation to arbitrate a renewal of this Agreement or a change in, or supplement to, this Agreement or to arbitrate any matter not covered by this Agreement or some provision thereof. No arbitration decision shall be binding beyond the life of this Agreement.

4.	It is understood and agreed that to be considered under this Article a grievance must be filed promptly after the occurrence thereof, provided further that there shall be no obligation to consider any grievance based upon facts which occurred more than six (6) months prior to the filing of said grievance under "First" of this Article.

5.	The Company President and the Chief Steward of the said Local Union shall meet from time to time at the request of either party for the purpose of discussing any matter coming within the scope of this Agreement.

6.	All meetings between the Company President and the Chief Steward of the Union shall be held at the Company office at the convenience of both parties, if possible.



ARTICLE XI: SUCCESSORS

	This Agreement shall be binding on the Company and its successors and assigns.



ARTICLE XII: NOTICES AND REQUESTS

1.	Except where specifically provided otherwise herein, all notices and requests shall be deemed to have been fully and completely served or made by the Company when sent by certified mail addressed to Chief Steward, Local Union No. 1837, Unit #1, International Brotherhood of Electrical Workers, and by the Union when sent by certified mail to Exeter & Hampton Electric Company at 114 Drinkwater Rd., Kensington, N.H. 03833-5602, unless either party hereto shall give notice of a different address at least five (5) days before any such notice or request is mailed.

2.	The Company shall permit the reasonable use of bulletin boards for posting officially signed Union bulletins.



ARTICLE XIII: UNION AGREEMENT

	The Union agrees that its members employed by the Company will work for the Company upon the terms and conditions set forth in the Agreement during its life.


ARTICLE XIV: SICKNESS - INDUSTRIAL ACCIDENTS

A.	Sickness

1.	The Company agrees not to make deductions from the pay of the employees when absent from work on account of sickness or injury contracted while not working for the Company or some other employer for each unrelated occurrence up to the following limits:

   a.	Two (2) weeks of FULL PAY for each full year of continuous service of such employee with a minimum of two (2) weeks and a maximum of twenty-six (26) weeks plus,

   b.	Two (2) weeks of THREE QUARTER PAY, each full year of continuous service of such employee with a minimum of two (2) weeks and a maximum of twenty-six (26) weeks.

2.	If a holiday occurs during the full-pay period, while an employee is sick, extend the full-pay period eight (8) hours or one (1) day, if the employee is still out sick.

3.	If a holiday occurs during the three-quarter pay period the employee will receive an extra three-quarter day's pay at the end of the three-quarter pay period if the employee is still out sick.

4.	The Company shall have the right, in each instance in which an employee claims sick pay under any of the provisions of the Article, to satisfy itself of the fact of sickness requiring absence by the certificate of a competent physician, examination, or otherwise.


B.	Accidents

1.	Time lost on account of industrial accidents will not be regarded as sickness.

2.	The Company agrees to pay during disability due to industrial accidents the difference between the amount of compensation from Worker's Compensation Insurance and full pay for a period not to exceed twenty-six
   (26) weeks.

3.	If any employee's sickness and/or injury is the result of an action of a third party the employee shall assist the employer in recovering sick pay and other associated costs from the third party.



ARTICLE XV: TERMINATION



1.	This Agreement when signed by the Company and the Local Union or their authorized representatives and approved by the International Office of the Union, shall take effect June 25, 1995, and shall remain in effect through May 30, 1998. It shall continue in effect from year to year thereafter, from May 31, 1998 through May 31st of each year, unless changed or terminated in the way provided herein.

2.	Either party desiring to change or terminate this Agreement must notify the other in writing at least sixty (60) days prior to May 30 of any year after 1997. When notice for changes only is given, the nature of the changes desired shall be specified in the notice; however, the listing of changes shall not preclude submission of other changes desired during negotiations. If the parties cannot agree upon changes, either party shall have a right to terminate the contract.

3.	This Agreement shall be subject to amendment at any time by mutual consent of the parties hereto. Any such amendment agreed upon shall be reduced to writing, signed by the parties hereto and approved by the International Office of the Union.


ARTICLE XVI: SPECIAL PROVISIONS

1.	In the event State or Federal legislation is enacted that would mandate a change that conflicts with this agreement or benefits program, the State or Federal legislation will govern.

2.	In the event of any conflict between acts of past practice and specific items covered in this agreement, the agreement will govern.



IN TESTIMONY WHEREOF the parties hereto have executed this Agreement this day and year first written above.



For the                                 For the

                                        EMPLOYEES OF EXETER & HAMPTON
                                        ELECTRIC CO. covered by this
EXETER & HAMPTON                        Agreement and INTERNATIONAL
ELECTRIC COMPANY                        BROTHERHOOD OF ELECTRICAL WORKERS
                                        AND LOCAL UNION NO. 1837, UNIT #1



By:                                     By:

Anthony Smoker                          Kerry R. Guptill Assistant
Vice President/General Manager          Business Manager Local Union
                                        No. 1837-1




                                        By:

                                        Richard C. Davis, Chief Steward
                                        Local Union No. 1837-1




                                        By:

                                        Alan Bowering, Assistant Steward
                                        Local Union No. 1837-1





                              			Approved: _________________________

                                          			International President
                                             International Brotherhood of
                                             Electrical Workers

SCHEDULE OF WAGES

                       EXETER & HAMPTON ELECTRIC COMPANY



                                                  Hourly Rates Effective



                                                1995       1996       1997
                                              June 25th  June 2nd   June 1st
Utility Lineworker-First Class                  20.28      20.93      21.65
Utility Lineworker-Second Class (2 yr. tr.)*    17.71      18.28      18.91
Utility Lineworker-Third Class (1 yr. tr.)*     15.19      15.68      16.22
Lead Lineworker                                 20.88      21.53      22.25
Lineworker-First Class                          19.88      20.53      21.25
Lineworker-Second Class (2 yr. tr.)*            17.31      17.88      18.51
Lineworker-Third Class (1 yr. tr.)*             14.79      15.28      15.82
Lead Line Technician                            20.88      21.53      22.25
Line Technician I                               19.88      20.53      21.25
Line Technician II (2 yr. tr.)*                 17.31      17.88      18.51
Line Technician III(1 yr. tr.)*                 14.79      15.28      15.82
Utility Technician I                            18.69      19.30      19.98
Utility Technician II (2 yr. tr.)*              17.26      17.83      18.46
Utility Technician III (1 yr. tr.)*             15.72      16.24      16.81
Lead Meter Mechanic                             18.43      19.00      19.63
Meter Mechanic Class I                          17.43      18.00      18.63
Meter Mechanic Class II (2 yr. tr.)*            15.36      15.86      16.42
Meter Mechanic Class III (1 yr. tr.)*           14.42      14.89      15.42
Meter Worker                                    14.83      15.32      15.86
Utility Plant Inspector                         16.18      16.71      17.30
Secretary, Records/Communications               10.88      11.24      11.64
Plant Clerk                                     15.36      15.86      16.42
Assistant Plant Clerk                           12.72      13.14      13.60
Utility Clerk                                   15.76      16.26      16.82
Assistant Utility Clerk (18 mo. tr.)*           13.12      13.54      14.00
Stock Clerk                                     14.08      14.54      15.05
Assistant Stock Clerk                           12.72      13.14      13.60
Meter Reader Class I                            14.01      14.47      14.98
Meter Reader Class II (1 yr. tr.)*              13.46      13.90      14.39

For Temporary Foremen see Mutual Working Agreement - Temporary Foreman

*Training positions for progression to next classification. Must successfully complete an approved training program before progressing to the next step.



                    EXETER & HAMPTON ELECTRIC COMPANY

                            GROUP INSURANCE



        There shall be maintained a Group Life Insurance and Group Accident and Sickness program with the following benefits:



Group Life Insurance

	Employees are eligible for group life insurance coverage in the amount of the lesser of two times their basic annual earnings reduced to the next lower full thousand or $100,000.

	Exeter & Hampton Electric Company pays insurance premium cost.



Accidental Death and Dismemberment

	Employees are eligible for accidental Death and Dismemberment coverage equal to the total of their Group Life Coverage up to a maximum of $5,000.

	Exeter & Hampton Electric Company pays insurance premium cost.



Insurance After Retirement

	Employees retired on a pension may continue Group Life Insurance up to one-half of the amount carried at the time of retirement with the maximum being $10,000.

        Exeter & Hampton Electric Company pays for the retiree's group life insurance. Current employees shall have a maximum of $15,000 for a period of three (3) years from the date of this Agreement (June 25, 1995).



Group Comprehensive Medical Insurance

	Group Comprehensive Medical Services Insurance is provided for employees and their eligible dependents and is briefly outlined as follows:

        A. Deductible: $100 of "Covered Medical Expenses" for each member, each calendar year with a maximum of three deductibles per family per calendar year.

        B. Co-insurance: Program pays 80% of first $2,000 of "Covered Medical Expenses" in excess of deductible for each member each year.

        C. Paid-In-Full: Program pays in full "Covered Medical Expenses" in excess of the coinsured amount and the deductible for the remainder of the calendar year.



	Maximum lifetime benefit per member is $1,000,000 (benefit for the treatment of certain mental and nervous disorders is limited to $5,000 per calendar year, lifetime maximum $10,000). Maximum out-of-pocket for "Covered Medical Expenses" is $500 per member each calendar year. "Covered Medical Expenses" include charges which are usual, customary and reasonable for medically necessary service, (hospital, physicians, psychiatric, chiropractic and other required services and supplies).

GROUP INSURANCE (cont.')



Retirees under sixty-five (65) and their dependents will be covered by the Group Comprehensive Medical Insurance Plan, and the Company will pay the premium for Retirees and their dependents for the first year following retirement. After this first year, retirees and their dependents will be eligible to receive medical insurance benefits from the UNITIL Retiree Trust.

Active employees and retirees sixty-five (65) years or over will be covered by a supplement to Medicare Plan paid for by the Company. The eligible dependents (age 65 or over) of these active employees and retirees sixty-five
(65) or over will also be covered by the Supplemental to Medical Plan with full premium paid for by the Company. The Company will pay the premium for the retirees and their dependents for the first year following retirement. After this first year, retirees and their dependents will be eligible to receive medical insurance benefits from the UNITIL Retiree Trust.



Group Dental Plan

	Group Dental Care Insurance is provided for employees and their eligible dependents and is briefly outlined as follows:


	Deductible

		There is one $25.00 deductible per person per Calendar Year with a maximum of $75.00 per family each calendar year.
        This deductible does not apply to Coverage I and IV benefits, but does apply to Coverage II and III benefits.

        Coverage I - Diagnostic and Preventative, 100% Payment.

		Diagnostic
                      Initial Examination;
                      Examinations to determine the required dental treatment two times in a calendar year; Full Mouth/Panorex
                      X-Rays once in a three (3) year period;
                      Bitewing X-Rays twice in a calendar year;
                      X-Rays of individual teeth as necessary.

		Preventative
                      Cleanings two (2) times in a calendar year;
                      Fluoride - twice in a calendar year (age limit 19) Space Maintainers.



	Coverage II - Restorative, after deductible, 80% paid by insurance, 20% paid by patient.

              		Amalgam, Silicate and Acrylic restorations;
                Oral Surgery - Extraction's;
                Endodontics - Pupal therapy; root canal therapy;
                Periodontics - Treatment of gum disease, includes periodontal cleanings;
                Denture Repair - Repair of removable denture to its original condition;
                Emergency Treatment - Palliative.


        Coverage III - After deductible, 50% paid by insurance, 50% by patient.

                Crowns and buildups for crowns;
                First placement of inlays and bridges;
                First placement of partial or full dentures.

       Coverage IV - Orthodontia, 50% paid by insurance, 50% paid by patient.



	Maximum Contract Year Benefit -
              The maximum amount which the plan will pay is $750 per person per Calendar Year. Orthodontia lifetime maximum is $1,000 per person.



This benefit summary is for informational purposes only. The benefits are described more fully in the applicable master group insurance policy. The extent of coverage for each individual is governed at all times by that document. In the event of any conflict between this summary and the plan documents, the plan document will govern.

While the Company expects to continue indefinitely the benefits provided under these plans, it agrees to continue them only for the term of the Contract with employees of Exeter & Hampton Electric Company covered by the Agreement and International Brotherhood of Electrical Workers and Local Union NO. 1837, dated June 25, 1995.

EXETER & HAMPTON ELECTRIC COMPANY

                                RETIREMENT PLAN



	A retirement plan is provided for employees and is briefly outlined below.



	The word "wages" as hereinafter used, shall mean straight-time wages, and shall include no daily or weekly overtime.



Eligibility



	Any employee of the Company shall or may retire on a retirement benefit subject to the provisions and conditions hereinafter set forth:



       1. An employee who has attained the Normal Retirement Date (first day of the month in which occurs and employee's 65th birthday) and ceases active service with the Company shall be entitled to a pension.



       2. An employee shall be entitled to retire before attaining the age of sixty-five (65) years if the employee becomes unable to perform such employee's work for the Company because of a permanent disability. In order to be eligible for a disability pension the employee must:



           a.  Be totally disabled.

           b.  The disability must continue for at least six (6) months.

           c. The employee must have completed at least fifteen (15) years of Credited Service (excluding Credited Service completed prior to age 18).

           d. He must qualify for disability benefits under the Social Security Act in effect at the time.

           e. The disability must not have been incurred while the employee was engaged in:

                   (1)     criminal act

                   (2)     service in the armed forces

                   (3)     habitual drunkenness or addiction to a narcotic

                   (4)     intentional self-inflicted injury

                   (5) act or disease resulting during the course of employment with an employer other than the Company.





RETIREMENT PLAN (cont.')



       Further, that the disability pension may be discontinued should the employee refuse to be examined by a physician designated by the plan. The pension would be computed on the basis of the accrual to date of such retirement with no actuarial reduction.

       3. An employee with fifteen (15) years of Credited Service and who has attained age fifty-five (55) may elect to retire on an Early Retirement Date, which may be the first day of any month thereafter prior to the employee's Normal Retirement Date. The Company requests that the employee notify the Company in writing at least ninety (90) days prior to such date of intention to retire early.



Determination of Amount of Normal Retirement Benefit



	A.	Basis:
                The basis for the computation of the amount of the retirement benefit shall be the employee's average monthly wage for the last five (5) years of Credited Service or the employee's average monthly wages for any consecutive five-year period during the employee's last twenty (20) years of Credited Service, whichever amount is larger.



	B.	Amount:
                Based upon average monthly wages determined as above stated, the employee shall be eligible for a monthly retirement benefit payable in advance, computed as follows:



                1. For each of the first twenty full years of Credited
                   Service - 2% of said average monthly wages, plus

                2. For each full year of Credited Service in excess of twenty full years and not in excess of thirty full years - an additional 1% (one percent) of said average monthly wages, plus

                3. For each full year of Credited Service in excess of
                   thirty years - an additional 1/2 of 1% (one-half percent) of said average monthly wages, such sum to be reduced by:

                4. Fifty (50%) percent of such employee's Primary Social
                   Security Benefit payable under the Federal Social Security Act in effect on December 31, 1970: such reduced sum to be further reduced by:
                   The amount of monthly retirement benefit, if any, to which the employee is entitled under any retirement plan maintained by a former employer for which credit is given under the Plan (i.e. another UNITIL System Company).

RETIREMENT PLAN (cont.')



Determination of Amount of Early Retirement Benefit



	The monthly amount of Early Retirement Benefit payable to an employee retiring on his Early Retirement Date shall be equal to the employee's Normal Retirement Benefit based on Credited Service to his Early Retirement Date, reduced on the basis of the following schedule:





Early Retire-   Percent Reduction of      Early Retirement Benefit Expressed
ment Age      Normal Retirement Benefit   as a % of Normal Retirement Benefit

   64                  0%                            100%
   63                  0%                            100%
   62                  0%                            100%
   61                  0%                            100%
   60                  0%                            100%
   59                 13%                             87%
   58                 16%                             84%
   57                 19%                             81%
   56                 22%                             78%
   55                 25%                             75%



Normal Form of Benefits



	A.	Monthly Annuity for Life

               An employee who is unmarried at retirement will receive a retirement benefit as a monthly annuity for as long as the employee lives. Upon death, no death benefits will be payable to any beneficiary.

        B.      Joint and Survivor Annuity with Spouse

                An employee who is married at retirement and who does not elect to receive the retirement benefit as a monthly annuity for life will receive an actuarially reduced benefit for as long as the employee lives with fifty (50%) percent of such reduced benefit payable after death to the employee's spouse for as long as such spouse lives. The reduction is based upon the life expectancies of the employee and spouse on the employee's retirement date.

RETIREMENT PLAN (cont.')



Optional Form of Benefits



	A.	Contingent Annuitant Option

                An employee may elect, instead of his retirement benefit as heretofore provided, to have reduced retirement benefits made commencing on the employee's retirement date and after death such reduced payments, or any lesser amount selected by the employee, will be continued to the designated beneficiary, if living after the employee's death, for the beneficiary's lifetime.

        B.      Ten (10) Year Certain and Life Annuity

                An employee may elect that the retirement benefit, payable on the retirement date, be reduced with the guarantee that not less than one hundred and twenty (120) monthly payments will be made either to the employee or the named surviving beneficiary who survives him.

        C.      Five (5) Year Certain and Life Annuity

                An employee may elect that the retirement benefit, payable on the retirement date, be reduced with the guarantee that not less than sixty (60) monthly payments will be made either to the employee or the named surviving beneficiary.



                If any of the above options are elected, the provisions for a minimum annual retirement benefit shall only apply prior to any reductions under the above options.



Minimum Company Contribution to Retirement Benefit



	In no event will the Company pay any employee who retires with fifteen years of Credited service an annual normal retirement benefit of less than $1,200 in addition to such sums, if any, as the employee may receive as "Primary Insurance Benefits" under the Federal Social Security Act.



Spouse's Benefit



	A Spouse's Benefit shall be payable to an employee's spouse in the event of the employee's death prior to the Normal Retirement Date, provided at least fifteen (15) years of Credited Service was completed and the employee has been married to the surviving spouse for at least one (1) year.





RETIREMENT PLAN (cont.')



	The monthly amount of the Spouse's Benefit shall be one-half of the amount of Retirement Benefit which would have been payable had the deceased employee retired, rather than died, on the day before death, reduced, however, by one (1%) percent for each full year in excess of two (2) by which the deceased employee's age exceeds his Spouse's age.



	A minimum of fifty ($50.00) dollars per month shall be payable.



	Spouse's Benefit payments shall terminate with the last payment due preceding death.



Deferred Termination Benefit



	An employee who terminated his employment after five (5) or more years of Credited Service shall be entitled to a Deferred Termination Benefit equal to that portion of his Normal Retirement Benefit accrued to the date employment terminates.

	A Deferred Termination Benefit shall commence on an employee's Normal Retirement Date, provided, however, that a terminated employee who has attained age fifty-five (55) and completed fifteen (15) years of Credited Service may elect to have his benefit commence as of the date such age is attained and completes such years of Credited Service.

	The specific details of the retirement plan will be as described in the retirement plan documents. While the Company expects to continue indefinitely the benefits provided for under the retirement plan, it agrees to continue them only for the term of the Contract with the employees of the Exeter & Hampton Electric Company covered by the Agreement and the International Brotherhood of Electrical Workers and Local Union No. 1837, Unit #1, dated June 25, 1995.





                                   					Michael J. Dalton
                                        President























                         MUTUAL WORKING AGREEMENTS



                                   BETWEEN



                      EXETER & HAMPTON ELECTRIC COMPANY


                                      AND


                            IBEW LOCAL UNION NO. 1837-1





                           MUTUAL WORKING AGREEMENT

                                   BETWEEN

                      EXETER & HAMPTON ELECTRIC COMPANY

                                     AND

                          IBEW LOCAL UNION NO. 1837-1





MEAL ALLOWANCES


The purpose of this agreement is to set guidelines to provide meals and/or meal allowances for employees.



      A. The Company will provide employees with meals if the employee is required to work through meal times on other than normal work hours or scheduled overtime.

      B. Employees will not be required to make their own arrangements for more than one (1) meal during any continuous work period.

      C. Employees are entitled to a hot (if available), nutritious and substantial meal at a reasonable cost to the Company. The guidelines to be used for the cost of meals will be as follows:


                1.      Morning Meal       $  5.00
                2.      Noon Meal             6.50
                3.      Evening Meal         13.00

			(Tax and tip included.)



The Company shall furnish a meal under the following conditions:



     A. During days employees are scheduled to work -

          1. The employee is called in for work one (1) or more hours before his or her scheduled work day begins.

          2. The employee is required to continue working two (2) or more hours beyond his or her regular scheduled work day.



     B. During days employees are not scheduled to work -

          1. The employee will be provided with a breakfast not to exceed five dollars ($5.00) if the employee works through the hour of 6:00 AM to 7:00 AM and has worked at least two (2) continuous hours.

          2. The employee will be provided with lunch not to exceed six dollars and fifty cents ($6.50) if the employee works through the hour of 12:00 noon to 1:00 PM and has worked at least two
             (2) continuous hours.





MEAL ALLOWANCES (cont.')



          3. The employee will be provided with a dinner not to exceed thirteen dollars ($13.00) if the employee works at least one full hour during the period 4:30 PM to 6:30 PM and has worked at least two (2) continuous hours.

          4. Corresponding meal provisions will be made for meal periods at approximately five (5) hour intervals during the remainder of the work period on either scheduled or nonscheduled work days.

          5. Employees will not normally be paid for time spent eating except when required to return to work after they have eaten, in which case they will be paid for continuous time.

          6. An employee released from work may elect to receive a payment of $4.50 in lieu of a meal he or she is entitled to under the conditions of this policy.



A meal allowance in the amount of two dollars and fifty cents ($2.50), will be paid to Meter Readers and Meter Workers for each full day worked reading meters.



This mutual working agreement will be effective from the date of execution until May 30, 1998.



For the                              For the

EXETER & HAMPTON                     INTERNATIONAL BROTHERHOOD
ELECTRIC COMPANY                     OF ELECTRICAL WORKERS AND
                                     LOCAL UNION NO. 1837, UNIT #1



By:                                  By:

Scott D. Wade                        Kerry R. Guptill
Manager of Operations                Assistant Business Manager



                                     By:

                                     Richard C. Davis,
                                     Chief Steward


                                     By:

                                     Alan Bowering,
                                     Assistant Steward

                         MUTUAL WORKING AGREEMENT

                                BETWEEN

                     EXETER & HAMPTON ELECTRIC COMPANY

                                   AND

                       IBEW LOCAL UNION NO. 1837-1





RESIDENCY REQUIREMENTS



Employees in the following job positions are required to maintain residency within a geographical area, defined as being and including a circle drawn with a fifteen (15) mile radius having a fixed point at the Kensington service building, as a condition of remaining qualified within the specified job positions.



	1.	Utility Line Worker - First Class
        2.     Utility Line Worker - Second Class
        3.     Utility Line Worker - Third Class
       	4.	    Lead Line Worker
	       5.	    Line Worker - First Class
        6.     Line Worker - Second Class
        7.     Line Worker - Third Class
        8.     Lead Line Technician
        9.     Line Technician I
       10.     Line Technician II
       11.     Line Technician III
       12.     Utility Technician I
       13.     Utility Technician II
       14.     Utility Technician III
       15.     Lead Meter Mechanic
       16.     Meter Mechanic Class I
       17.     Meter Mechanic Class II
       18.     Meter Mechanic Class III
       19.     Meter Worker
       20.     Utility Plant Inspector



This geographical agreement will apply to employees in these positions, that change their permanent residence and persons accepting a position, after June 4, 1989.

This mutual working agreement will be effective from the date of execution until May 30, 1998.





For the 			                     For the

EXETER & HAMPTON                INTERNATIONAL BROTHERHOOD
ELECTRIC COMPANY                OF ELECTRICAL WORKERS AND
                                LOCAL UNION NO. 1837, UNIT #1



By:                             By:

Scott D. Wade                   Kerry R. Guptill
Manager of Operations           Assistant Business Manager



                                By:

                              		Richard C. Davis, Chief Steward



                                By:

                             			Alan Bowering, Assistant Steward

MUTUAL WORKING AGREEMENT

                                  BETWEEN

                       EXETER & HAMPTON ELECTRIC COMPANY

                                     AND

                           IBEW LOCAL UNION NO. 1837-1





TEMPORARY FOREMAN



The purpose of this agreement is to set guidelines for Temporary Foreman's pay.



      A. Non-supervisory employees assigned the responsibility of performing the duties of a Supervisor shall be designated Temporary Foreman and paid an additional 60 cents per hour.

      B. Employees designated as Temporary Foremen will continue to receive the rate of pay through the duration of continuous work time as long as the conditions for assignment continue to exist.



Temporary Foreman's Pay for Lineworkers



      A. DURING NORMAL WORK HOURS AND SCHEDULED OVERTIME

         A line crew composed of two (2) or more employees, performing work during normal working hours or scheduled overtime shall have an employee responsible for the vehicle and the project. This employee will be a permanent Lead Lineworker or Temporary Lead Lineworker
         (no Temporary Foreman's pay). Projects requiring two (2) or more line crews shall have an employee responsible for the project. The employee will either be a Permanent Foreman or a person designated
         as a Temporary Foreman.   If the project has four (4) or more
         workers and there are two (2) or more permanent Lead Lineworker working together, one (1) will be designated Temporary Foreman.



        A line crew is two (2) or more employees performing electrical system maintenance or construction and is working as an individual unit.



    EXAMPLES of projects not requiring a temporary foreman:



	1. Substation work
	2. Running wire
	3. Snow removal
	4. Painting
	5. Second vehicle used as convenience to crew

TEMPORARY FOREMAN (cont.')



    B. OUTSIDE NORMAL WORK HOURS OR SCHEDULED OVERTIME
       Temporary Foreman

       When a line crew composed of two (2) or more employees is performing work during other than normal working hours or scheduled overtime and employee supervision is required at the work site, the senior qualified employee on the crew shall be the employee in charge of the other employee or employees unless otherwise designated and shall receive the premium of $.60 (cents) per hour. This would normally be when a crew is on a trouble call without direct supervision at the plant.



             EXAMPLE

                                                                    Temporary
                                                                     Foreman

                 1. Trouble call - no supervision at plant.
                      a) No Lead Lineworker on crew.                   YES
                      b) One or more Lead Lineworker on crew.          YES

                 2. Trouble call - supervision at plant.
                      a) No Lead Lineworker on crew.                   YES
                      b) One or more Lead Lineworker on crew.           NO





This mutual working agreement will be effective from the date of execution until May 30, 1998.



For the                           For the

EXETER & HAMPTON                  INTERNATIONAL BROTHERHOOD
ELECTRIC COMPANY                  OF ELECTRICAL WORKERS AND
                                  LOCAL UNION NO. 1837, UNIT #1



By:                               By:

Scott D. Wade                     Kerry R. Guptill
Manager of Operations             Assistant Business Manager


                                  By:

                                  Richard C. Davis, Chief Steward


                                  By:

                                  Alan Bowering, Assistant Steward

MUTUAL WORKING AGREEMENT

                                 BETWEEN

                      EXETER & HAMPTON ELECTRIC COMPANY

                                   AND

                      I.B.E.W. LOCAL UNION NO. 1837-1





EQUAL SHIFT ROTATIONS


The purpose of this Agreement is to temporarily modify the provisions of
Article III, Section B, 2, concerning equal shift rotations. This temporary change shall be in effect through May 30, 1998, the day the present contract ends unless either party shall provide thirty (30) days written notice to the other party that it wishes to revert to the actual contract language. This Working Agreement shall be void on the 30th day after such notice.

The parties agree that the language of Article III, B, 2, which requires that Utility Lineworkers rotate shifts equally, shall be modified in accordance with this Agreement to permit an unequal rotation between Utility Lineworkers. Specifically, unless notice as set forth above is provided so as to cancel this Working Agreement, the parties agree that a Utility Lineworker may be assigned to the night shift (Shift B) for nine (9) months and to the day shift (Shift A) for three (3) months while another Utility Lineworker be assigned the day shift (Shift A) for nine (9) months and the night shift (Shift B) for three (3) months. The parties may continue this assignment or other unequal assignments that may be acceptable to the Company for so long as this Working Agreement is in effect.


The parties further agree as follows:

  1. Whichever Utility Lineworker is assigned to the day shift (Shift A) shall replace, as necessary or as directed by the Company, a night shift (Shift B) Utility Lineworker who is on vacation or absent from work for other reasons. The rate of pay shall be the replacement employees regular straight time pay.

  2. Whichever Utility Lineworker is assigned to the night shift (Shift B) shall replace, as necessary or as directed by the Company, a day shift (Shift A) Utility Lineworker who is on vacation or absent from work for other reasons. The rate of pay shall be the replacement employees regular straight time pay.

  3. If the current employees (George Plante and Anthony Travia) filling the position of Utility Lineworker either change positions within the Company or leave the Company, this agreement shall be considered null and void.

  4. A schedule reflecting the unequal shifts for each current Utility Lineworker shall be provided to the Company on a yearly basis for the term of this Agreement.
This mutual working agreement will be effective from the date of execution until May 30, 1998.





For the                               For the

EXETER & HAMPTON                      INTERNATIONAL BROTHERHOOD
ELECTRIC COMPANY                      OF ELECTRICAL WORKERS AND
                                      LOCAL UNION NO. 1837, UNIT #1



By:                                   By:

Scott D. Wade                         Kerry R. Guptill
Manager of Operations                 Assistant Business Manager


                                      By:

                                      Richard C. Davis, Chief Steward


                                      By:

                                      Alan Bowering, Assistant Steward

                       MUTUAL WORKING AGREEMENT

                               BETWEEN

                   EXETER & HAMPTON ELECTRIC COMPANY

                                 AND

                  I.B.E.W. LOCAL UNION NO. 1837-1





METER READING



The purpose of this Agreement is to set guidelines for the completion of reading assigned meter reading routes.

Employees reading meters must finish their assigned routes each day, unless weather or other unforeseen circumstances prevent the completion, and provided the employees have advance knowledge of the route assigned. If completion is not feasible, the employee must notify the supervisor or their designee that completion is not feasible and the circumstances involved. The supervisor will consider all relevant factors in determining when work will cease and make any special arrangements that may be necessary. With the exception of Article III, paragraph J., B. of the Labor Agreement, assigning routes and determining whether or not routes shall or shall not be read; in part or whole, rests solely with the Company's supervisor or their designee.





This mutual working agreement will be effective from the date of execution until May 30, 1998.



For the                                For the

EXETER & HAMPTON                       INTERNATIONAL BROTHERHOOD
ELECTRIC COMPANY                       OF ELECTRICAL WORKERS AND
                                       LOCAL UNION NO. 1837, UNIT #1


By:                                    By:

Scott D. Wade                          Kerry R. Guptill
Manager of Operations                  Assistant Business Manager


                                       By:

                                       Richard C. Davis, Chief Steward


                                       By:

                                       Alan Bowering, Assistant Steward

                          MUTUAL WORKING AGREEMENT

                                  BETWEEN

                      EXETER & HAMPTON ELECTRIC COMPANY

                                    AND

                       I.B.E.W. LOCAL UNION NO. 1837-1





OVERTIME


Due to the nature of the Company's business, employees who have the requirement to be available and/or respond to emergencies are required to work a reasonable amount of overtime.

Employees in the Line and Meter Departments who are unavailable and/or unresponsive for a reasonable amount of unscheduled call outs and do not work a reasonable amount of overtime on a consistent basis shall be subject to being charged refusals and corrective actions.

Employees who have obligations out of their immediate control or have obligations of the legal requirement nature which may affect their availability and/or response are urged to inform their supervisor or manager of these special circumstances in advance.

The Company shall periodically (on a minimum of a ninety (90) day period)
review calls made to employees.   Consideration will be given to the number
of opportunities and calls made to employees, the total number of overtime hours worked, and the reasons for lack of response. If, as a result of this review, the Company considers that an employee's lack of availability or response is excessive a formal meeting will be held with the employee (with Union representation) in order to address the problem. A record of this meeting shall be produced, placed in the employee's personnel file and will be considered a verbal warning subject to progressive steps as outlined in the Company's policy (C.03.22 (G), section 4).

The deterimination as to what is considered excessive shall be when an employee has worked twenty-six percent (26%) less than the average amount of overtime hours within their department and the lack of response or availability is less than fifty percent (50%) of the total number of calls made to the employee. Due to the fact that Utility Lineworkers are not assigned standby duty the determination as to what is considered excessive regarding the amount of overtime hours worked shall be less than fifty percent (50%) of the average amount of overtime hours.

This mutual working agreement will be effective from the date of execution until May 30, 1998.



For the                             For the

EXETER & HAMPTON                    INTERNATIONAL BROTHERHOOD
ELECTRIC COMPANY                    OF ELECTRICAL WORKERS AND
                                    LOCAL UNION NO. 1837, UNIT #1


By:                                 By:

Scott D. Wade                       Kerry R. Guptill
Manager of Operations               Assistant Business Manager


                                    By:

                                    Richard C. Davis, Chief Steward


                                    By:

                                    Alan Bowering, Assistant Steward